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                                     [LETTERHEAD]


June 7, 1997



ChaseMellon Shareholders Services, L.L.C. as Rights Agent, as successor to KeyCorp Shareholder Services, Inc.
2323 Bryan Street, Suite 2300
Dallas, Texas 75201-2656

Re:  Substitution of Rights Agent under Rights Agreement

Ladies and Gentlemen:

Pursuant to Section 21 of the Rights Agreement by and between Software Spectrum, inc. and KeyCorp Shareholder Services, Inc., dated December 13, 1996 (the "Agreement"), ChaseMellon Shareholder Services, L.L.C. is hereby appointed successor rights agent and ChaseMellon Shareholder Services, L.L.C. (the "Successor Agent") accepts such appointment.

In executing this amendment, the Successor Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Amendment.

                                   SOFTWARE SPECTRUM, INC.

                                   By: /s/ Robert D. Graham
                                      --------------------------------------
                                   Name:  Robert D. Graham

                                   Title: Vice President & General Counsel
                                          ----------------------------------


CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
as successor Rights Agent

By: /s/ R. John Davis, VP
   --------------------------

Name: R. John Davis
     ------------------------

Title: Vice President
      -----------------------